Exhibit 21.1


                LIST OF SUBSIDIARIES OF JOURNAL REGISTER COMPANY

The following is a list of the corporations that are subsidiaries of Journal Register Company, a Delaware corporation. If indented, the corporation listed is a wholly-owned subsidiary of the corporation under which it is listed.


                                              State of           Number of
Name of Corporation                         Incorporation    Owned Subsidiaries
-------------------                         -------------    ------------------

Journal News, Inc.                            Delaware               4

    Journal Register East, Inc.               Delaware               21

    Northeast Publishing Company, Inc.        Delaware               10

    Chanry Media, Inc.                        Delaware               8

    Register Company, Inc.                    Delaware               -

    JRC.com, LLC                              Delaware               -

INSI Holdings, Inc.                           Delaware               2